UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated July 26, 2016

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On July 26, 2016, the Company’s Board of Directors approved an amendment to the Company’s By-laws that, among other things: (i) modified the definition of a quorum as it relates to the meetings of the Board of Directors to majority from one-third of the authorized total number of directors, and (ii) clarified that stockholders may remove directors from office as permitted by the laws of Delaware. A copy of the Amended and Restated By-laws is attached as Exhibit 3.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

3.1     Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Roger N. Batkin
Roger N. Batkin Vice President, General Counsel and Corporate Secretary

Dated: July 29, 2016

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws